EXHIBIT 1

JOINT FILING AGREEMENT

                        In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the Schedule 13G (and any further amendment filed by them) with respect to the common stock, par value $0.001 per share, of Archipelago Learning, Inc., a Delaware corporation.

Date:    February 16, 2010

PROVIDENCE EQUITY PARTNERS V L.L.C.
By: /s/ Raymond Mathieu
Name: Raymond Mathieu
Title: Attorney-in-Fact

PROVIDENCE EQUITY GP V L.P.
          By:   Providence Equity Partners V L.L.C.,
                  Its General Partner
By: /s/ Raymond Mathieu
Name: Raymond Mathieu
Title: Attorney-in-Fact

PROVIDENCE EQUITY PARTNERS V L.P.
          By:   Providence Equity GP V L.P.,
                  Its General Partner
          By:   Providence Equity Partners V L.L.C.,
                  Its General Partner
By: /s/ Raymond Mathieu
Name: Raymond Mathieu
Title: Attorney-in-Fact

PROVIDENCE EQUITY PARTNERS V-A L.P.
          By:   Providence Equity GP V L.P.,
                  Its General Partner
          By:   Providence Equity Partners V L.L.C.,
                  Its General Partner
By: /s/ Raymond Mathieu
Name: Raymond Mathieu
Title: Attorney-in-Fact

JONATHAN M. NELSON

By: /s/ Raymond Mathieu
Name: Raymond Mathieu
Title: Attorney-in-Fact

GLENN M. CREAMER

By: /s/ Raymond Mathieu
Name: Raymond Mathieu
Title: Attorney-in-Fact

PAUL J. SALEM

By: /s/ Raymond Mathieu
Name:  Raymond Mathieu
Title: Attorney-in-Fact